UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2020

Square, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2020, Square, Inc. (the “Company”) entered into an amended change of control and severance agreement (the “New Severance Agreement”) with each of Amrita Ahuja, Alyssa Henry, Jacqueline Reses and Sivan Whiteley (each, an “Executive” and collectively, the “Executives”). The Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the New Severance Agreement after reviewing the Company’s existing change of control and severance agreement (the “Original Severance Agreement”) and consulting with its independent compensation consultant regarding competitive market practices. The New Severance Agreement supersedes and replaces any and all prior severance agreements between the Company and the Executives relating to change of control and severance payments and benefits, including each Executive’s Original Severance Agreement with the Company. The New Severance Agreement includes, among other things, the changes set forth below. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the New Severance Agreement.

Transition Services. If, before a Change of Control, the Company decides to terminate an Executive’s employment with the Company or any of its subsidiaries (together, the “Company Group”) without Cause (excluding by reason of death or Disability), the Company may make a written request that the Executive continue to remain employed with the Company Group for a specified transition period not to exceed 180 days from the date of the request (the “Transition Period”). During the Transition Period, the Executive will be expected to perform such transition and other duties as reasonably requested by the Company Group in its discretion. During the Transition Period, the Executive will continue to be paid his or her base salary, vest in his or her equity awards in accordance with their terms, and be eligible to participate in our bonus or commission plans (if any) and employee benefit plans, each in accordance with their terms.

Termination. If (i) the Executive’s employment is terminated by the Company without Cause or due to his or her death or Disability, in either case, outside the Change of Control Period (as defined below) and (ii) the Executive has completed any Company Group-requested Transition Period (excluding the Executive’s early cessation of any such Transition Period due to his or her death or Disability, or the Company Group’s termination of the Transition Period other than for Cause before its scheduled expiration), he or she will be eligible to receive the payments and benefits below if he or she timely signs and does not revoke a release of claims:

•	a lump-sum payment equal to base salary (as of immediately before his or her termination) for a number of days equal to (i) 180 minus (ii) the number of days in the entire Transition Period (or, if, during the Transition Period, the Officer’s employment is terminated by us without cause or due to his or her death or disability, the number of days in (ii) will be the actual days worked during the Transition Period) (the “Severance Period”);

•	a lump-sum payment equal to a pro rata portion (based on the number of full months the Executive has worked during the performance period as of the Notice Date) of the annual bonus that the Executive would have earned for the year of his or her termination if he or she had remained employed until eligible to receive the bonus;

•	a taxable lump-sum payment equal to the monthly COBRA premium required to continue health insurance coverage for the Executive and his or her eligible dependents through the end of the Severance Period regardless of whether the Executive elects COBRA coverage;

•	if the termination is due to reasons other than Cause (excluding by reason of death or Disability), each of the Executive’s then-outstanding time-based equity awards will immediately vest and become exercisable as to the number of shares subject to the time-based equity award that were otherwise scheduled to vest and become exercisable had the Executive remained employed with the Company Group through the end of the Severance Period and no change of control occurred during the Severance Period; and

•	if a termination (including an early termination of any Company Group-requested Transition Period) occurs due to death or Disability only, fully accelerated vesting and exercisability of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels.

If, (i) during the period beginning three months before a Change of Control and ending 12 months following such Change of Control (such period, the “Change of Control Period”), the Executive’s employment is terminated by the Company without Cause or due to his or her death or Disability or the Executive resigns for Good Reason and (ii) the Executive has completed any Company Group-requested Transition Period (excluding the Executive’s early cessation of any such Transition Period due to his or her death or Disability, or the Company Group’s termination of the Transition Period other than for Cause before its scheduled expiration), the Executive will be entitled to the payments and benefits below if he or she timely signs and does not revoke a release of claims:

•	a lump-sum payment equal to 100% of his or her annual base salary as of immediately before his or her termination (or, if the termination is due to a resignation for Good Reason based on a material reduction in base salary, then as of immediately before such reduction), or, if such amount is greater, as of immediately before the change of control;

•	a lump-sum payment equal to 100% of his or her target annual bonus (for the year of his or her termination);

•	a taxable lump-sum payment equal to 12 months of the monthly COBRA premium required to continue health insurance coverage for the Executive and his or her eligible dependents regardless of whether the Executive elects COBRA coverage; and

•	100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at the greater of actual performance or 100% of target levels.

Acceleration of Vesting. If the Executive holds unvested options that were outstanding as of the effective date of the Original Severance Agreement, then the New Severance Agreement provides that, if such Executive remains employed by the Company Group through a change in control, the vesting of any of his or her options that were outstanding when the Original Severance Agreement was entered into will be accelerated as if he or she had been employed for an additional 12 months following such event.

The foregoing description of the New Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of New Severance Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Change of Control and Severance Agreement between the Company and certain of its executive officers and senior management.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARE, INC.

Date: January 31, 2020	By:	/s/ Sivan Whiteley
Sivan Whiteley General Counsel and Corporate Secretary